Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of November 22, 2016 (this “Agreement”), by and between Imation Corp., a Delaware corporation with offices located at 1099 Helmo Avenue N, Suite 250, Oakdale, Minnesota 55128 (the “Company”) and Clinton Group, Inc., a Delaware corporation (the “Subscriber”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A.          The Company and the Subscriber are each executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.          On the Initial Closing Date (as defined below), the Company, the Subscriber and North Stars Technologies LLC, a Delaware limited liability company (the “Imation RIA”) shall enter into a Capacity and Services Agreement, in the form attached hereto as Exhibit A (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Capacity and Services Agreement”), pursuant to which the Company together with each of its Affiliates, including without limitation, the Imation RIA, desire to retain the Subscriber to provide certain services and investment capacity in accordance with the terms and conditions set forth therein.

C.          To induce the Subscriber to provide the Capacity and the Capacity Expansion (each as defined below), the Company wishes to sell and the Subscriber wishes to purchase, upon the terms and conditions stated in this Agreement, the Capacity Shares (as defined below).

D.          In connection with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined below) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscriber agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capacity Expansion” has the meaning as set forth in the Capacity and Services Agreement.

“Capacity Shares” means the Initial Capacity Shares and/or the Subsequent Capacity Shares, as applicable.

“Capacity” has the meaning as set forth in the Capacity and Services Agreement.

“Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Subscriber. If the Company and the Subscriber are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.15. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Common Stock” means (a) the Company’s shares of Common Stock, par value $0.01 per share, and (b) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Eligible Market” means the Principal Market, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The NYSE MKT LLC or any OTC listing or quotation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Principal Market or other applicable Eligible Market).

“Imation Board Approval” shall mean the approval of the board of directors of the Company, with any directors who are interested in the Capacity and Services Agreement or the transactions contemplated thereby or otherwise in the matter being approved recusing themselves from the discussion and voting on such matter.

“Initial Capacity Shares” means 12,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable to the Subscriber on the Initial Closing Date.

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Market Value” means the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination.

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby, by the Capacity and Services Agreement or by the Registration Rights Agreement or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Capacity and Services Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means The New York Stock Exchange.

“Registrable Securities” has the meaning as set forth in the Registration Rights Agreement.

“Services” has the meaning as set forth in the Capacity and Services Agreement.

“Subsequent Capacity Shares” means 2,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable to the Subscriber on the Subsequent Closing Date.

“Subsidiary” means any joint venture or entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

“Superior Agreement” means a written agreement for the provision by a third party registered investment advisor to Imation RIA of services that are comparable, in all material respects, to the Services (as defined in the Capacity and Services Agreement), which the Company determines, upon Imation Board Approval, to be more favorable to Imation RIA than the terms of the Capacity and Services Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated by this Agreement.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Subscriber. If the Company and the Subscriber are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

ARTICLE II.
PURCHASE AND SALE

2.1          Purchase of Capacity Shares. Subject to the satisfaction (or waiver) of the terms and conditions set forth in this Agreement and the Capacity and Services Agreement, the Company shall issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company on the Initial Closing Date (as defined below), the Initial Capacity Shares (the “Initial Closing”). Subject to the satisfaction (or waiver) of the terms and conditions set forth in this Agreement and the Capacity and Services Agreement, the Company shall issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company on the Subsequent Closing Date (as defined below), the Subsequent Capacity Shares (the “Subsequent Closing” and together with the Initial Closing, the “Closing”).

2.2          Closings. The date of the Initial Closing (the “Initial Closing Date”) shall be such date as is mutually agreed to by the Company and the Subscriber that is within five (5) Business Days of the Stockholder Approval Date (as defined in Section 4.10) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in this Agreement, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date of the Subsequent Closing (the “Subsequent Closing Date” and together with the Initial Closing Date, the “Closing Date”) shall be the date of the consummation of the Capacity Expansion (as defined in the Capacity and Services Agreement) (or such other date as is mutually agreed to by the Company and the Subscriber) after notification of satisfaction (or waiver) of the conditions to the Subsequent Closing set forth in this Agreement, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

2.3          Issue Price. The Initial Capacity Shares are being issued to the Subscriber as consideration for the execution and delivery of the Capacity and Services Agreement by the Subscriber, the Capacity provided by the Subscriber to the Company pursuant to the Capacity and Services Agreement, and the performance of all obligations thereunder (including, without limitation, the Services) by the Subscriber. The Subsequent Capacity Shares, if any, are being issued to the Subscriber as consideration for the Capacity Expansion provided by the Subscriber to the Company pursuant to the Capacity and Services Agreement.

2.4          Form of Payment. On the Initial Closing Date, the Company shall deliver to the Subscriber one or more stock certificates, evidencing the Initial Capacity Shares the Subscriber is purchasing, duly executed on behalf of the Company and registered in the name of the Subscriber or its designee. On the Subsequent Closing Date, if any, the Company shall deliver to the Subscriber one or more stock certificates, evidencing the Subsequent Capacity Shares the Subscriber is purchasing, duly executed on behalf of the Company and registered in the name of the Subscriber or its designee.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the applicable Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Subscriber:

(a)          Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals (as defined in Section 3.1(d)), the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by a committee of independent directors of the Company’s Board of Directors and by all other necessary action on the part of the Company, including, without limitation, by (i) the Company’s Board of Directors determination that the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement constitute an Exempt Transaction (as defined in that certain 382 Rights Agreement, dated as of August 7, 2015, between the Company and Wells Fargo Bank, N.A., a national banking association (the “382 Rights Plan”)) and (ii) the approval of the applicable Capacity Shares pursuant to Rule 16b-3 as an exempt issuance to a director by deputization (the approvals required by the foregoing clauses (i) and (ii) are referred to herein as the “Board Approvals”), and other than the Stockholder Approval, no further consent or action is required by the Company, or its Board of Directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Assuming, the Subscriber's representations and warranties set forth in Section 3.2(l) hereof are true and correct as of immediately prior to the Initial Closing, the transactions contemplated both by the Initial Closing and the Subsequent Closing do not require the approval of the Continuing Directors (as defined in the Company’s Restated Certificate of Incorporation), and are not deemed a Business Transaction (as defined in the Company’s Restated Certificate of Incorporation) with a Related Person (as defined in the Company’s Restated Certificate of Incorporation).

(c)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Capacity Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or any of its Subsidiaries’ debt or otherwise) or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or any of its Subsidiaries is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to result in a Material Adverse Effect.

(d)          Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the Stockholder Approval, the filing by the Company of a Notice of Sale of Securities on Form D with the SEC under Regulation D and state and applicable Blue Sky (if any) and the filing of any requisite notices and/or applications(s) to the Principal Market for the issuance and sale of the Capacity Shares and the listing of the Capacity Shares for trading thereon (collectively, the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Initial Closing Date, and neither the Company or any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company nor any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as set forth in the public filings filed with the SEC that are available to the public through the EDGAR system (the “Public Filings”), the Company is not in violation of the requirements of the Principal Market and has no Knowledge of any facts or circumstances which would reasonably be expected to result in the delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Capacity Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(e)          Issuance of the Capacity Shares. The issuance of the Capacity Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents. The Capacity Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof.

(f)          Acknowledgment Regarding Subscriber’s Purchase of Securities. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

(g)          Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 44,438,778 are issued and outstanding, 790,525 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the aforementioned options) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding. 7,308,146 shares of Common Stock are held in treasury. As of the date hereof, there are 55,561,222 shares of Common Stock authorized and unissued. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Capacity Shares. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(h)          Certain Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Subscriber or its investment advisor) to any placement agent, broker, financial advisor or consultant, finder, investment banker, bank or other Person engaged by the Company, the Board of Directors or any committee thereof relating to or arising out of the transactions contemplated hereby. The Subscriber shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Subscriber pursuant to written agreements executed by the Subscriber which fees or commissions shall be the sole responsibility of the Subscriber) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(i)           Private Placement; No Integrated Offering; No General Solicitation. Assuming in part the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2(c)-(g), (i) no registration under the Securities Act is required for the offer and sale of the Capacity Shares by the Company to the Subscriber under the Transaction Documents, and (ii)  the issuance and sale of the Capacity Shares hereunder does not contravene the rules and regulations of the Principal Market. Assuming in part the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2, neither the Company nor any of its Subsidiaries, any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Capacity Shares under the Securities Act, whether through integration with prior offerings or otherwise or cause this offering of the Capacity Shares to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company nor any of its Subsidiaries nor their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Capacity Shares.

(j)           No Disqualification Events. With respect to the Capacity Shares to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscriber a copy of any disclosures provided thereunder.

(k)          Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement, or similar arrangement or plan or other similar anti-takeover provision under the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents or the provisions of the Delaware General Corporation Law (including Section 203 thereof) that is or could become applicable to the Subscriber as a result of the Subscriber and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Capacity Shares and the Subscriber’s ownership of the Capacity Shares. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan, the 382 Rights Plan, or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(l)           Transfer Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Capacity Shares to be sold to the Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(m)         Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(n)          Absence of Litigation. Except as disclosed in the Public Filings, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, that would reasonably be expected to have a Material Adverse Effect.

(o)          Investment Company Status. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p)          Acknowledgement Regarding the Subscriber’s Trading Activity. The Company acknowledges and agrees that except as set forth in Section 4.11, (i) the Subscriber has not been asked to agree, nor has the Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Capacity Shares for any specified term; (ii) the Subscriber, and counter-parties in “derivative” transactions to which any the Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iii) the Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that except as set forth in Section 4.11 (a) the Subscriber may engage in hedging and/or trading activities at various times during the period that the Capacity Shares are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholder’s equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the other Transaction Documents, the Capacity and Services Agreement or any of the documents executed in connection herewith.

(q)          Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Capacity Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Capacity Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(r)           Transfer Taxes.  On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Capacity Shares to be sold to the Subscriber hereunder, if any, will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(s)          No Additional Agreements. The Company does not have any agreement or understanding with the Subscriber with respect to the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement other than as specified in the Transaction Documents and the Capacity and Services Agreement.

(t)          Disclosure. Each Public Filing made since January 1, 2012, at the time filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2012, no material event or material circumstance has occurred or material information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed in the Public Filings.

(u)          No Other Representations or Warranties. The Company makes no representations or warranties to the Subscriber in connection with the transactions contemplated by this Agreement other than those expressly set forth in this Section 3.1. The Company acknowledges and agrees that it is not relying on any oral or written representations or warranties of the Subscriber, express or implied, in connection with the transactions contemplated by this Agreement other than expressly those set forth in this Agreement or in the Capacity and Services Agreement.

3.2          Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants as of the date hereof and as of the applicable Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a)          Organization; Authority. The Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Subscriber of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Subscriber. Each of the Transaction Documents to which the Subscriber is a party has been duly executed by the Subscriber and, when delivered by the Subscriber in accordance with terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Subscriber’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Subscriber is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations thereunder.

(c)          Investment Intent. The Subscriber is acquiring the Capacity Shares as principal for its own account for investment purposes and not with a view to distributing or reselling such Capacity Shares or any part thereof in violation of applicable securities laws, without prejudice, however, to the Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Capacity Shares in compliance with applicable federal and state securities laws and Section 4.11 hereof. Nothing contained herein shall be deemed a representation or warranty by the Subscriber to hold the Capacity Shares for any period of time. The Subscriber understands that the Capacity Shares have not been registered under the Securities Act, and therefore the Capacity Shares may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(d)          Subscriber Status. At the time the Subscriber was offered the Capacity Shares, it was, and at the date hereof or as of the applicable Closing Date, as applicable, it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)          Experience of the Subscriber. The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Capacity Shares, and has so evaluated the merits and risks of such investment. The Subscriber is able to bear the economic risk of an investment in the Capacity Shares and, at the present time, is able to afford a complete loss of such investment.

(f)          General Solicitation. The Subscriber is not purchasing the Capacity Shares as a result of any advertisement, article, notice or other communication regarding the Capacity Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Subscriber’s knowledge, any other general solicitation or general advertisement.

(g)          Access to Data. The Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Capacity Shares and the merits and risks of investing in the Capacity Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Subscriber to rely thereon. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Capacity Shares.

(h)          Transfer or Resale. The Subscriber understands that except as provided in the Registration Rights Agreement: (i) the Capacity Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Subscriber shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Subscriber, in a generally acceptable form, to the effect that such Capacity Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Subscriber provides the Company with reasonable assurance that such Capacity Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Capacity Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Capacity Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)           Reliance on Exemptions. The Subscriber understands that the Capacity Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Capacity Shares.

(j)           No Governmental Review. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Capacity Shares or the fairness or suitability of the investment in the Capacity Shares nor have such authorities passed upon or endorsed the merits of the offering of the Capacity Shares.

(k)          Legends. The Subscriber understands that the certificates or other instruments representing the Capacity Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PURSUANT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 22, 2016, BY AND BETWEEN IMATION CORP. AND CLINTON GROUP INC., AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP, EXCEPT IN ACCORDANCE WITH SUCH SUBSCRIPTION AGREEMENT.”

The legend set forth above shall be removed (in whole or in part, as applicable), and the Company shall issue a certificate or certificates with a legend or without such legend to the holder of the Capacity Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) in connection with a sale, assignment or other transfer of such Capacity Shares, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Capacity Shares may be made without registration under the applicable requirements of the Securities Act or (ii) in connection with a sale, assignment or other transfer of such Capacity Shares pursuant to an effective registration statement or Rule 144, in either case so long as the Lockup (as defined herein) has lapsed. If the Company shall fail for any reason or for no reason to issue to the holder of the Capacity Shares within three (3) Trading Days after the occurrence of any of (i) through (ii) above (the initial date of such occurrence, the “Legend Removal Date”), a certificate without such legend or to issue such Capacity Shares to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of such Capacity Shares that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to such holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Capacity Shares shall terminate, or (ii) promptly honor its obligation to deliver to such holder such unlegended Capacity Shares as provided above and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price of the Common Stock on the applicable Legend Removal Date. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(l)           Holdings of Subscriber. Assuming the representations and warranties provided by the Company set forth in Section 3.1(g) hereof are true and correct, as of immediately prior to the Initial Closing, the Subscriber and its Affiliates beneficially own no more than 10% of the issued and outstanding Common Stock.

(m)         No Other Representations or Warranties. The Subscriber makes no representations or warranties to the Company in connection with the transactions contemplated by this Agreement other than those expressly set forth in this Section 3.2. The Subscriber acknowledges and agrees that it is not relying on any oral or written representations or warranties of the Company, express or implied, in connection with the transactions contemplated by this Agreement other than expressly those set forth in this Agreement or in the Capacity and Services Agreement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Register; Pledge.

(a)          The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Capacity Shares), a register for the Capacity Shares in which the Company shall record the name and address of the Person in whose name the Capacity Shares have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection of the Subscriber or its legal representatives.

(b)          The Company acknowledges and agrees that the Subscriber may from time to time pledge or grant a security interest in some or all of the Capacity Shares in connection with a bona fide loan pursuant to which all of the Subscriber’s assets are pledged to secure such loan and, if required under the terms of such agreement, the Subscriber may transfer pledged or secured Capacity Shares to the pledgees or secured parties, subject to the terms of this Agreement. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Capacity Shares may reasonably request in connection with a pledge or transfer of the Capacity Shares.

4.2          Integration. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions of the Principal Market.

4.3          Reporting Period. Until the date on which the Subscriber shall have sold all of the Capacity Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

4.4          Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the Exchange Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

4.5          Listing of Capacity Shares. The Company shall (a) prepare and timely file with the Principal Market an additional shares listing application covering all of the Capacity Shares, (b) cause the Capacity Shares to be approved for listing on the Principal Market as soon as practicable thereafter, (c) provide to the Subscriber evidence of such listing, and (d) maintain the listing of the Common Stock on the Principal Market or another Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.5.

4.6          Form D and Blue Sky. The Company shall file a Form D with respect to the Capacity Shares as required under Regulation D and to provide a copy thereof to the Subscriber. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Capacity Shares for sale to the Subscriber at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action (if any) so taken to the Subscriber on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports (if any) relating to the offer and sale of the Capacity Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Capacity Shares to the Subscriber.

4.7          Indemnification. In consideration of the Subscriber’s execution and delivery of the Transaction Documents and acquiring the Capacity Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Subscriber and each other holder of the Capacity Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, that, solely with respect to the Company’s indemnification of the Indemnitees pursuant to the foregoing clause (c), the Company shall not be required to indemnify Indemnitees for the first $400,000 of such Indemnified Liabilities incurred by the Indemnitees and shall not be required to indemnify Indemnitees to the extent such cause of action, suit or claim resulted from the fraud, gross negligence or willful misconduct of any Indemnitee. The Company shall not be obligated to reimburse the Indemnitees under this Section 4.7 for any Indemnified Liabilities that exceed, in the aggregate, the dollar amount equal to the sum of (x)(A) the number of Initial Capacity Shares; multiplied by (B) the Closing Bid Price of the Common Stock on the Initial Closing Date; plus to the extent the Indemnified Liabilities were incurred on or prior to the Subsequent Closing Date, (y), (A) the number of Subsequent Capacity Shares, multiplied by (B) the Closing Bid Price of the Common Stock on the Subsequent Closing Date. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

4.8          Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that the Subscriber is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Capacity Shares under the Transaction Documents or under any other agreement between the Company and the Subscriber.

4.9          Public Information. At any time during the period commencing from the six (6) month anniversary of the applicable Closing Date and ending at such time that all of the Capacity Shares, if a registration statement is not available for the resale of all of the Capacity Shares, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of such Capacity Shares by reason of any such delay in or reduction of its ability to sell such Capacity Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Market Value of such Capacity Shares of such holder on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of such Capacity Shares from selling such Capacity Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4.9 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Notwithstanding anything to the contrary herein or in the Registration Rights Agreement, in no event shall (i) the aggregate amount of Public Information Failure Payments to a holder of Capacity Shares exceed, in the aggregate, ten percent (10%) of the aggregate Market Value of such holder’s Capacity Shares on the applicable Closing Date and (ii) the Company be obligated to make both Public Information Failure Payments and Registration Delay Payments (as defined in the Registration Rights Agreement) in respect of the same securities and for any same period of time in which a failure giving rise to such payments is deemed to have occurred. Notwithstanding anything to the contrary herein or in the Registration Rights Agreement, in no event shall the Company be obligated to make a Public Information Failure Payment if such Public Information Failure resulted solely from the fraud, gross negligence or willful misconduct of the Subscriber or its stockholders, partners, members, officers, directors or employees.

4.10       Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than February 15, 2017, or such later date as agreed by the Company and the Subscriber (the “Stockholder Meeting Deadline”), a proxy statement (the “Proxy Statement”) at the expense of the Company, which shall be in a form reasonably acceptable to the Subscriber after review by Schulte Roth & Zabel LLP (which fees shall be borne by the Subscriber), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the issuance of all of the Initial Capacity Shares and Subsequent Capacity Shares as described in the Transaction Documents in accordance with applicable law, the provisions of the Company’s certificate of incorporation and bylaws and the rules and regulations of the Principal Market (such affirmative approvals being referred to herein, collectively, as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. The Company shall file the Proxy Statement with the SEC on or prior to December 13, 2016.

4.11       Lock-Up. For a period of three (3) years from the applicable Closing Date, the Subscriber shall not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Capacity Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capacity Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capacity Shares or such other securities, in cash or otherwise (the “Lockup”). Notwithstanding the foregoing, the Subscriber may transfer Capacity Shares to any of its Affiliates, provided that such Affiliate(s) agree to be bound in writing by the restrictions set forth in this Section 4.11. For the avoidance of doubt, any shares of Common Stock held by the Subscriber prior to the date hereof and any shares of Common Stock that the Subscriber may from time to time acquire after the date hereof shall not be subject to the lock-up provisions of this Section 4.11.

4.12       Notice of Disqualification Events. The Company will notify the Subscriber in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

4.13       Investment Company Status. For so long as the Subscriber holds any Capacity Shares, the Company will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.14       Break-Up Fee. In the event the Company does not obtain the Stockholder Approval by the Stockholder Meeting Deadline, the Company shall promptly pay the Subscriber, in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by the Subscriber in writing to the Company, a break-up fee equal to $500,000, intended to cover the Subscriber's expenses and the time devoted by the Subscriber's personnel in connection with the negotiation and execution of the Transaction Documents and the Capacity and Services Agreement. In addition, the Company may elect not to consummate the Initial Closing if it enters into a Superior Agreement, provided that in such case the Company shall promptly pay the Subscriber, in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by the Subscriber in writing to the Company, a break-up fee equal to $1,500,000 (and shall not be required to pay any break-up fee pursuant to the immediately preceding sentence or pursuant to Section 7.C of the Capacity and Services Agreement).

4.15       Registration Eligibility. The Company shall be eligible to register the Registrable Securities for resale by the Subscriber using Form S-3 promulgated under the Securities Act on or prior to the Initial Filing Deadline (as defined in the Registration Rights Agreement).

ARTICLE V.
CLOSING CONDITIONS

5.1          Initial Closing.

(a)         Conditions to the Subscriber’s Obligation to Close. At the Initial Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Subscriber:

(i)          Representations and Warranties. The representations and warranties of the Company set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Initial Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(ii)         Transaction Documents. The Company shall have duly executed and delivered to the Subscriber (i) each of the Transaction Documents to which it is a party and (ii) the Company shall have duly executed and delivered to the Subscriber the Initial Capacity Shares.

(iii)        Legal Opinion. The Subscriber shall have received the opinion of Winston & Strawn LLP, the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit D attached hereto.

(iv)        Secretary’s Certificate. The Company shall have delivered to the Subscriber a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3.1(b), including, without limitation, the Board Approvals, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Subscriber, (ii) the Company’s Restated Certificate of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit E.

(v)         Capacity and Services Agreement. The Company and the Imation RIA shall have duly executed and delivered to the Subscriber the Capacity and Services Agreement.

(vi)        Listing. The Common Stock (i) shall be designated for quotation or listed on an Eligible Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC or the applicable Eligible Market from trading on such Eligible Market nor shall suspension by the SEC have been threatened, as of the Initial Closing Date, in writing by the SEC.

(vii)       Listing of Additional Shares. The Company shall have submitted to the Principal Market a Listing of Additional Shares notification or such corresponding notification to such other applicable Eligible Market, if applicable, in connection with the transactions contemplated hereby and the applicable Eligible Market shall have approved, orally or in writing, the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Initial Capacity Shares, if applicable.

(viii)     Stockholder Approval. The Company shall have obtained the Stockholder Approval.

(ix)        No MAE. No Material Adverse Effect has occurred.

(x)         Fairness Opinion. The Company shall have received an opinion as to the fairness to the Company of the transaction contemplated by the Transaction Documents and the Capacity and Services Agreement from a financial point of view, issued by an independent accounting, appraisal or investment banking firm of national standing (the “Fairness Opinion”).

(xi)        Good Standing. The Company shall have delivered to the Subscriber a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the Initial Closing Date.

(xii)       Consents and Approvals. The Company shall have obtained all governmental, regulatory, corporate or third party consents and approvals, if any, necessary for the consummation of the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement, including, without limitation, the issuance and sale of the Initial Capacity Shares.

(xiii)      Payment of Certain Fees. All fees, expenses and other amounts owed pursuant to that certain letter agreement dated as of April 29, 2016 by and between the Company and the Subscriber regarding Clinton Lighthouse Equity Strategies Fund (Offshore), Ltd. shall have been paid and the Company shall no longer owe any compensation to the Subscriber pursuant thereto.

(xiv)     Other Documents. The Company shall have delivered to the Subscriber such other documents relating to the transactions contemplated by this Agreement as to the Subscriber or its counsel may reasonably request.

(b)         Conditions to the Company’s Obligation to Close. At the Initial Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Company:

(i)          Representations and Warranties. The representations and warranties of the Subscriber set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Initial Closing Date as though made at that time and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Initial Closing Date.

(ii)         Transaction Documents. The Subscriber shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party.

(iii)        Stockholder Approval. The Company shall have obtained the Stockholder Approval.

(iv)        Fairness Opinion. The Company shall have received the Fairness Opinion.

(v)         Capacity and Services Agreement. The Subscriber shall have duly executed and delivered to the Company and the Imation RIA the Capacity and Services Agreement.

5.2          Subsequent Closing.

(a)         Conditions to the Subscriber’s Obligation to Close. At the Subsequent Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Subscriber:

(i)          Representations and Warranties. The representations and warranties of the Company set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Subsequent Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Company at or prior to the Subsequent Closing Date. The Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Subsequent Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(ii)         Transaction Documents. The Company shall have duly executed and delivered to the Subscriber (i) each of the Transaction Documents to which it is a party and (ii) the Company shall have duly executed and delivered to the Subscriber the Subsequent Capacity Shares.

(iii)        Legal Opinion. The Subscriber shall have received the opinion of Winston & Strawn LLP, the Company’s outside counsel, dated as of the Subsequent Closing Date, in substantially the form of Exhibit D attached hereto.

(iv)        Secretary’s Certificate. The Company shall have delivered to the Subscriber a certificate, executed by the Secretary of the Company and dated as of the Subsequent Closing Date, as to (i) the resolutions consistent with Section 3.1(b), including, without limitation, the Board Approvals, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Subscriber, (ii) the Company’s Restated Certificate of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Subsequent Closing, in the form attached hereto as Exhibit E.

(v)         Listing. The Common Stock (i) shall be designated for quotation or listed on an Eligible Market and (ii) shall not have been suspended, as of the Subsequent Closing Date, by the SEC or the applicable Eligible Market from trading on such Eligible Market nor shall suspension by the SEC have been threatened, as of the Subsequent Closing Date, in writing by the SEC.

(vi)        Listing of Additional Shares. The Company shall have submitted to the Principal Market a Listing of Additional Shares notification or such corresponding notification to such other applicable Eligible Market in connection with the transactions contemplated hereby and the applicable Eligible Market shall have approved, orally or in writing, the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Subsequent Capacity Shares.

(vii)       Stockholder Approval. The Company shall have obtained the Stockholder Approval.

(viii)      No MAE. No Material Adverse Effect has occurred.

(ix)         Fairness Opinion. The Company shall have received the Fairness Opinion.

(x)          Good Standing. The Company shall have delivered to the Subscriber a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the Subsequent Closing Date.

(xi)         Consents and Approvals. The Company shall have obtained all governmental, regulatory, corporate or third party consents and approvals, if any, necessary for the consummation of the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement, including, without limitation, the issuance and sale of the Subsequent Capacity Shares.

(xii)        Other Documents. The Company shall have delivered to the Subscriber such other documents relating to the transactions contemplated by this Agreement as to the Subscriber or its counsel may reasonably request.

(b)         Conditions to the Company’s Obligation to Close. At the Subsequent Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Company:

(i)          Representations and Warranties. The representations and warranties of the Subscriber set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Subsequent Closing Date as though made at that time and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Subsequent Closing Date.

(ii)         Transaction Documents. The Subscriber shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party.

(iii)        Stockholder Approval. The Company shall have obtained the Stockholder Approval.

(iv)        Fairness Opinion. The Company shall have received the Fairness Opinion.

ARTICLE VI.
MISCELLANEOUS

6.1          Fees and Expenses. Each party to this Agreement shall bear its own expenses in connection with the sale of the Capacity Shares to the Subscriber.

6.2          Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscriber, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscriber, and any amendment to this Agreement made in conformity with the provisions of this Section 6.2 shall be binding on the Subscriber and all holders of Capacity Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Capacity Shares then outstanding. The Company has not, directly or indirectly, made any agreements with the Subscriber relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Capacity and Services Agreement, the Subscriber has not made any commitment or promise or has any other obligation to the Company. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents.

6.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next Business Day delivery or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand, in each case properly addressed to the party to receive the same. The address for such notices and communications shall be as follows:

If to the Company:	Imation Corp. 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Telephone: 651-340-8062 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com

With copies (for information purposes only) to:	Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 Telephone: (212) 294-5336 Facsimile: (212) 294-4700 Attention: Joel L. Rubinstein, Esq. Email: jrubinstein@winston.com

Weinberg Zareh & Geyerhahn LLP 45 Rockefeller Plaza, Suite 2000 New York, New York 10111 Attention: Seth B. Weinberg, Esq. Email: seth@wzgllp.com

If to the Transfer Agent

Wells Fargo Shareowner Services

1110 Centre Pointe Curve Suite 101

Mendota Heights MN 55120

MAC N9173-010

Telephone: 1-855-217-6361
Attention: Lindsey Fischer

Email: wfssrelationshipmanagement@wellsfargo.com

If to the Subscriber:

Clinton Group, Inc.

510 Madison Ave., 9th Floor

New York, New York 10022

Attention:     George Hall

Daniel Strauss

Telephone: (212) 825-0400

Facsimile: (646) 346-5650

E-mail:         geh@clinton.com

dstrauss@clinton.com

With a copy (for information purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention:     David Efron, Esq.

Eleazer Klein, Esq.

Email:           david.efron@srz.com

eleazer.klein@srz.com

, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party two (2) days prior to the effectiveness of such change in accordance with this Section 6.3. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b), (c) or (d) above, respectively.

6.4          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.5          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber may assign its rights under this Agreement to any Person to whom the Subscriber assigns or transfers any Capacity Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Capacity Shares, by the provisions hereof and of the applicable Transaction Documents that apply to the Subscriber. Notwithstanding anything to the contrary herein, the Capacity Shares may be pledged in accordance with Section 4.1(b) hereof.

6.6          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.7 and may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.7          Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.8          Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Capacity Shares, as applicable.

6.9          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.10       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.11       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12       Remedies. In addition to being entitled to exercise all rights provided herein, in any of the other Transaction Documents or granted by law, including recovery of damages, the Subscriber and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement or in any of the other Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or such other Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Subscriber. The Company therefore agrees that the Subscriber shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

6.13       Payment Set Aside. To the extent that the Company makes a payment or payments to the Subscriber hereunder or pursuant to any of the other Transaction Documents or the Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15       Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price or Weighted Average Price, the Company shall submit the disputed determinations via facsimile or electronic mail within three (3) Business Days of the event giving rise to such dispute to the Subscriber. If the Subscriber and the Company are unable to agree upon such determination of the Closing Bid Price or Weighted Average Price, within three (3) Business Days of such disputed determination being submitted to the Subscriber, then the Company shall, within three (3) Business Days submit via facsimile or electronic mail the disputed determination of the Closing Bid Price or Weighted Average Price to an independent, reputable investment bank selected by the Subscriber and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company shall cause at its expense the investment bank to perform the determinations and notify the Company and the Subscriber of the results no later than five (5) Business Days from the time it receives the disputed determinations. Such investment bank’s determination shall be binding upon all parties absent demonstrable error.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

IMATION CORP.

By:	/s/ Robert B. Fernander
Name: Robert B. Fernander
Title: Interim Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

CLINTON GROUP, INC.

By:	/s/ George Hall
Name: George Hall
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

EXHIBITS

Exhibit A	Form of Capacity and Services Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Officer’s Certificate
Exhibit D	Form of Opinion of Company Counsel
Exhibit E	Form of Secretary’s Certificate

EXHIBIT A

Form of Capacity and Services Agreement

CAPACITY AND SERVICES AGREEMENT

By and Among

CLINTON GROUP, INC., IMATION CORP. AND North Stars Technologies LLC

________________ ____, 2017

CAPACITY AND SERVICES AGREEMENT, dated as of ______________ ____, 2017, by and among:

CLINTON GROUP, INC., a Delaware corporation (the “Service Provider”);

IMATION CORP., a Delaware corporation (“Imation”); and

North Stars Technologies LLC, a Delaware limited liability company (“Imation RIA”).

WITNESSETH:

WHEREAS, Imation RIA intends to manage certain assets of Imation and certain assets of third party clients (“Imation Capital”); and

WHEREAS, Imation RIA desires to retain the Service Provider to provide certain services and investment capacity to Imation RIA, and the Service Provider desires to provide such services and investment capacity to Imation RIA, in accordance with the terms and conditions of the Transaction Documents (as defined below);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Service Provider, Imation and Imation RIA (the “Parties” and each a “Party”) agree as follows:

1.	DEFINITIONS.

In this Agreement, the following words and phrases shall have the following respective meanings, unless the context otherwise requires.

“Account” shall have the meaning set forth in Section 10.A.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Affiliate” shall mean as to any Person, any other Person, that controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Capacity and Services Agreement, dated as of __________ ____, 2017, by and among the Service Provider, Imation and Imation RIA.

“Bloomberg” means Bloomberg Financial Markets.

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“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capacity” shall have the meaning set forth in Section 3.B.

“Capacity Expansion” shall have the meaning set forth in Section 3.B.

“Capacity Extension” shall have the meaning set forth in Section 3.B.

“Capacity-Related Consultation Services” shall have the meaning set forth in Section 4.A.

“Clinton Fund” shall have the meaning set forth in Section 3.B.

“Clinton Indemnified Party” shall have the meaning set forth in Section 11.C.

“Common Stock” means (a) Imation’s shares of Common Stock, par value $0.01 per share, and (b) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Confidential Information” shall have the meaning set forth in Section 10.A.

“Designated Persons” shall have the meaning set forth in Section 10.B.

“Disclosing Party” shall have the meaning set forth in Section 10.A.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization.

“Imation” shall have the meaning set forth in the preamble of this Agreement.

“Imation Board Approval” shall mean the approval of the board of directors of Imation, with any directors who are interested in this Agreement or the transactions contemplated hereby or otherwise in the matter being approved recusing themselves from the discussion and voting on such matter.

“Imation Capital” shall have the meaning set forth in the recitals to this Agreement.

“Imation Indemnified Party” shall have the meaning set forth in Section 11.D.

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“Imation RIA” shall have the meaning set forth in the preamble of this Agreement.

“Imation RIA Launch-Related Services” shall have the meaning set forth in Section 4.B.

“Initial Closing Date” shall have the meaning set forth in the Subscription Agreement.

“Initial Term” shall have the meaning set forth in Section 3.B.

“Invested Equity” shall mean the aggregate gross asset value of the funds made available to the Service Provider by Imation and Imation RIA for discretionary management by the Service Provider, taking into account net capital appreciation and net capital depreciation thereon, and disregarding any leverage applied to such funds.

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” shall have the meaning set forth in Section 11.C.

“Party” and “Parties” shall have the meanings set forth in the recitals to this Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity) organized under the laws of (or, in the case of individuals, resident in) any jurisdiction.

“Principal Market” means The New York Stock Exchange.

“Proceeding” shall mean an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the applicable Party’s knowledge, threatened in writing.

“Registration Rights Agreement” means a Registration Rights Agreement between the Service Provider and Imation, in the form attached hereto as Exhibit A to the Subscription Agreement.

“Required Approvals” shall have the meaning set forth in Section 8.A.e.

“Revenue Share Transaction” shall have the meaning set forth in Section 6.

“SEC” shall mean the United States Securities and Exchange Commission.

“Service Provider” shall have the meaning set forth in the preamble of this Agreement.

“Services” means the Investment Management Services, the Capacity-Related Consultation Services and the Imation RIA Launch-Related Services.

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“Subscription Agreement” means the subscription agreement between the Service Provider and Imation dated as of November ___, 2016.

“Subsidiary” means any joint venture or entity in which Imation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

“Transaction Documents” means this Agreement, the Subscription Agreement, the Registration Rights Agreement and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby and thereby, including without limitation any further agreements entered into between the Service Provider and Imation RIA pursuant to which Invested Equity is invested in accordance with this Agreement.

2.	APPOINTMENT OF SERVICE PROVIDER; GOVERNANCE AND MANAGEMENT OF IMATION RIA.

A.	Appointment of Service Provider. Imation RIA hereby appoints the Service Provider to provide the Services and the Capacity to Imation RIA, and the Service Provider hereby agrees to provide the Services and the Capacity to Imation RIA, in accordance with this Agreement.

B.	Imation RIA Governance and Management. Upon the Initial Closing Date, Imation RIA’s initial board of directors will be comprised of Joseph De Perio, Daniel Strauss, Donald H. Putnam, Alex Spiro and one additional or substitute director, as shall be mutually agreed upon by the Parties in a separate writing. The Service Provider shall, upon request from Imation RIA, provide reasonable assistance and consultation to Imation RIA regarding the selection and retention of the executive management team for Imation RIA. For the avoidance of doubt, Imation RIA will determine the leverage and underlying strategies in which the Imation Capital is invested, and will have complete discretion over how the Imation Capital will be invested and the structure in which it will be held, provided that the provision of Investment Management Services by the Service Provider shall be subject to the terms of this Agreement, including without limitation Section 3A. The Imation Capital, including the Invested Equity, may be held in one or more private investment funds or similar investment vehicles managed by Imation RIA and/or one or more separately managed accounts managed by Imation RIA. The Imation Capital may utilize a single investment strategy or a combination of investment strategies.

3.	INVESTMENT MANAGEMENT SERVICES; CAPACITY

A.	Investment Management Services. During the Term, Imation RIA may place under the Service Provider’s management from time to time, subject at all times to the supervision of the Service Provider, the Invested Equity which shall be held in a private investment fund or a similar investment vehicle sponsored by Imation RIA or a managed account established by Imation RIA, subject to the terms of this Agreement, with terms not specified in this Agreement to be as mutually agreed in writing by the Parties. The services provided by the Service Provider with respect to such Invested Equity pursuant to this Agreement are referred to herein as the “Investment Management Services.”

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If and to the extent Imation RIA requests the Service Provider to provide Investment Management Services for Invested Equity, the Service Provider shall, subject to the supervision of Imation RIA, manage such Invested Equity, on a discretionary basis, using the Service Provider’s quantitative equity strategy, split evenly between long and short, with a leverage ratio not to exceed 5X per side, unless otherwise approved by the Service Provider and Imation RIA in writing (subject to Imation Board Approval).

Imation RIA shall give the Service Provider at least 45 days’ prior written notice of the date that it first allocates Invested Equity to the Service Provider so that the Service Provider may attend to the necessary arrangements to manage the Invested Equity. Imation RIA shall give the Service Provider prior written notice of all additional contributions of Invested Equity to the Service Provider’s management.

The Service Provider agrees that it shall not knowingly accept any investments in any investment vehicle or account managed by the Service Provider or any of its Affiliates directly from Imation RIA’s third party clients with whom the Service Provider does not have a pre-existing relationship, without the prior written consent of Imation RIA.

At all times during the Term, the Service Provider shall maintain sufficient personnel and facilities to perform its obligations under this agreement in accordance with industry standards.

B.	Capacity. Subject to the exceptions set forth below in this paragraph, the Invested Equity shall not exceed $1 billion in the aggregate (the “Capacity”). For the avoidance of doubt, Imation’s current investment in Clinton Lighthouse Equity Strategies Fund (Offshore), Ltd. (the “Clinton Fund”), as the amount of such investment is adjusted to reflect net profits, losses, redemptions and subscriptions, counts towards Imation’s and Imation RIA’s usage of the Capacity.

Imation RIA shall be permitted to cause the Invested Equity to exceed the Capacity by any amount up to an additional $500 million for a maximum Capacity of up to $1.5 billion upon Imation Board Approval and at least 45 days prior written notice to the Service Provider (the “Capacity Expansion”). The Capacity rights shall survive for up to five years from the Initial Closing Date (the “Initial Term”); provided that Imation RIA will have the option to extend the Capacity for two subsequent one-year periods upon Imation Board Approval and at least 45 days’ prior written notice to the Service Provider (individually, each a “Capacity Extension,” collectively, the “Capacity Extensions”; the Initial Term and the Capacity Extensions, to the extent triggered, are collectively referred to as the “Term”).

In the event that the Invested Equity (for the avoidance of doubt, including returns from such investment) must be reduced in order to avoid exceeding the Capacity, (i) Imation’s assets will be withdrawn before the capital of Imation RIA’s third party investors is withdrawn, (ii) the Service Provider shall identify and offer capacity in other strategies managed by the Service Provider at commercially reasonable rates no greater than would be charged another client of Service Provider having the same amount invested as such excess, and (iii) at the election of Imation RIA, its third party clients may continue to invest with the Service Provider such that the Capacity is exceeded, provided only that such excess capacity shall be provided by the Service Provider as needed on commercially reasonable terms at no greater fees and performance compensation than would be charged to another client of the Service Provider having the same amount invested as such excess.

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The calculation of the amount of Capacity utilized shall be based on the fair value of the Invested Equity, as calculated by a nationally recognized third-party fund administrator (“Administrator”), in consultation with the Service Provider, and in accordance with the Service Provider’s valuation policies and U.S. generally accepted accounting principles, as issued and amended from time to time. For the avoidance of doubt, the Administrator shall be a third-party service provider to Imation RIA. Imation RIA shall have the right to review (i) the Service Provider’s valuation policies and/or (ii) the valuation of any specific investment. The Service Provider will provide Imation RIA with a written estimate of the amount of Capacity utilized based on the Administrator’s valuation of Invested Equity on a monthly basis, as soon as reasonably practicable following its receipt of the Administrator’s calculation of fair value of the Invested Equity.

4.	SCOPE OF SERVICES.

A.	Capacity-Related Consultation Services. During the Term and for a 3-month transition period thereafter, upon the request of Imation RIA, the Service Provider will consult with Imation RIA regarding operational, management and other matters relating to the enumerated responsibilities of Imation RIA set forth in this Section 4.A, solely to the extent that the following directly relate to Imation RIA’s use of the Capacity. Imation RIA and its third party service providers shall in all cases, remain solely responsible for the following: (i) account reconciliation, (ii) P&L reporting, (iii) position monitoring, (iv) cash management, (v) collateral management, (vi) liaising with the administrator, counsel and auditor engaged by Imation RIA, (vii) fund formation documentation, (viii) regulatory filing assistance, (ix) IT support and maintenance and (x) investor relations (such services, the “Capacity-Related Consultation Services”). For the avoidance of doubt, the Service Provider shall have no responsibility for the management, compliance, operation and administration of Imation RIA.

B.	Imation RIA Launch-Related Services. Upon the request of Imation RIA, the Service Provider will consult with Imation RIA regarding Imation RIA’s management and compliance functions for up to one year commencing no later than 90 days from the date hereof (such services, the “Imation RIA Launch-Related Services”), provided that Imation RIA shall remain solely responsible for such functions.

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C.	Meetings with Imation RIA. During the Term, at the request of Imation RIA, the Service Provider shall make one of its representatives available to address questions that Imation RIA may have regarding the Service Provider’s obligations with respect to the Capacity and/or the Services.

D.	Provision of Information. The Service Provider shall furnish such reports, evaluations, certifications, financial statements, information or analyses to Imation RIA with respect to the Invested Equity as Imation RIA and the Service Provider may agree following Imation RIA’s request from time to time. For the avoidance of doubt, the Service Provider is not obligated to provide Imation RIA with any information with respect to any discretionary investment funds or accounts managed by the Service Provider or its Affiliates (whether discretionary or non-discretionary) of the Service Provider’s other individual or institutional clients. Imation RIA acknowledges and agrees that the Service Provider shall provide the types of information described above to Imation RIA only to the extent that such provision does not conflict with confidentiality agreements, confidentiality considerations or privacy requirements.

E.	No Legal Advice. The Parties (i) agree that the Services provided by the Service Provider pursuant to this Agreement shall not constitute legal advice, and (ii) acknowledge that Imation RIA shall consult with its legal, tax or other advisors, as deemed necessary in its discretion.

F.	Exclusivity. During the Initial Term (and any Capacity Extension) the Service Provider will not provide opportunities or services substantially similar to the Capacity-Related Consultation Services (regardless of pricing) to any other publicly traded or quoted entity, or any Affiliate thereof.

5.	COMPENSATION AND EXPENSES.

A.	Compensation.

As consideration for the Capacity and the Services, the Parties shall enter into, and perform their respective obligations set forth in, the other Transaction Documents, which obligations include the obligation for Imation to make the following payments:

(i)	Imation shall issue to the Service Provider 12,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof) on the Initial Closing Date, pursuant to, and subject to the terms and conditions of, the Subscription Agreement.

(ii)	If Imation RIA triggers the Capacity Expansion, Imation shall issue to the Service Provider 2,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof) within 10 Business Days of receipt of an invoice from the Service Provider, pursuant to, and subject to the terms and conditions of, the Subscription Agreement.

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(iii)	If Imation RIA triggers the first Capacity Extension, Imation shall pay the Service Provider $1.75 million for the first Capacity Extension ($2.5 million if Imation RIA has previously opted for the Capacity Expansion) within 10 Business Days of receipt of an invoice from the Service Provider. Further, if Imation RIA triggers the second Capacity Extension, Imation shall pay the Service Provider an additional $1.75 million for the first Capacity Extension ($2.5 million if Imation RIA has previously opted for the Capacity Expansion) within 10 Business Days of receipt of an invoice from the Service Provider.

B.	No Other Fees. Except as provided in Section 5.A., none of the Service Provider or its Affiliates shall be entitled to any asset-based fee, performance-based fee or any other fee or form of compensation, payable in cash or Common Stock, from Imation, Imation RIA or their Affiliates, for its provision of the Capacity and the Services, nor shall the Invested Equity be subject to any asset-based fee, performance-based fee/allocation or any other fee payable or allocable to the Service Provider or its Affiliate(s) from the Clinton Fund. Nothing in this Agreement shall be construed as prohibiting any Party from pursuing any remedies available at law or in equity for breach or threatened breach, including the recovery of damages.

C.	Expenses. Each of the Parties shall pay its own legal and other expenses relating to the negotiation and execution of this Agreement. The Service Provider shall bear its own operating and overhead expenses, including any expenses attributable to the Capacity and Services provided hereunder (such as salaries, bonuses, rent, office, utilities and administrative expenses, depreciation and amortization, and auditing expenses), and Imation RIA shall not be responsible for such expenses. Except to the extent constituting operating and overhead expenses of the Service Provider, Imation RIA will be responsible for, and will promptly reimburse the Service Provider for, the following reasonable third-party direct expenses borne by the Service Provider attributable to its performance of the Services and provision of the Capacity: legal, marketing, administrative and accounting costs and expenses and research costs and expenses excluding data.

6.	[RESERVED]

7.	TERM AND TERMINATION.

A.	This Agreement shall commence as of the date hereof and, subject to the rights of the Parties to terminate this Agreement as set forth below, shall remain in full force and effect until the termination of the Term; provided that Sections 10 through 14 and 18 through 20 hereof shall survive any termination of this Agreement, including any termination contemplated under Sections 7.B and 7.C below.

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B.	Notwithstanding Section 7.A above, Imation and Imation RIA may terminate this Agreement at any time upon 30 days prior written notice to the Service Provider upon the occurrence of any of the following events: (i) if the Service Provider’s registration as an investment adviser with the SEC is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (ii) if the Service Provider sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, all or a substantial portion of its trading systems or methods, or its goodwill, to any individual or entity that is not an Affiliate of the Service Provider; (iii) if the Service Provider fails in a material manner to perform any of its obligations under this Agreement or the other Transaction Documents and, after being given written notice thereof by Imation RIA, fails to cure such breach within 30 days of such notice, (iv) if the Service Provider engages in any act of fraud or embezzlement in connection with the Services; (v) the Service Provider’s gross negligence or willful misconduct in connection with the Services; or (vi) the Service Provider makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency; provided that in the event that Imation and Imation RIA terminate this Agreement in accordance with clause (i) or clause (vi) of this paragraph, the Service Provider shall promptly pay to Imation, in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by Imation in writing to the Service Provider, an amount equal to $2,000,000.

C.	Notwithstanding Section 7.A above, the Service Provider may terminate this Agreement at any time upon reasonable prior written notice to Imation RIA upon the occurrence of any of the following events: (i) a breach of Section 8.A.g or 8.A.h; (ii) if, at such time when Imation RIA is required under applicable state law or the Advisers Act to be registered as an investment adviser, Imation RIA is not so registered or, if after and during such time when Imation RIA is required to be registered as an investment adviser, Imation RIA’s registration with the applicable state securities authority or the SEC is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (iii) if Imation RIA sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, all or a substantial portion of its trading systems or methods, or its goodwill, to any individual or entity that is not an Affiliate of Imation; (iv) if Imation or Imation RIA fails in a material manner to perform any of its obligations under the Transaction Documents and, after being given written notice thereof by the Service Provider, fails to cure such breach within 30 days of such notice; or (v) Imation or Imation RIA makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency.

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8.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

A. Each of Imation and Imation RIA, as set forth below, hereby represents, warrants and covenants to the Service Provider that:

(a)	Imation RIA (i) has the sole discretion and responsibility to direct the allocation of the Invested Equity, and (ii) has received a copy of the Service Provider’s Form ADV Part 2 prior to its execution of this Agreement.

(b)	Imation RIA has the sole responsibility for all aspects of its business, including management, compliance, operation and administration, and has retained the Service Provider to provide it with the Services as set forth herein.

(c)	Each of Imation and Imation RIA has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals, as defined below, the execution and delivery by Imation and Imation RIA of this Agreement and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of Imation and Imation RIA, and no further consent or action is required by Imation or its board of directors. This Agreement has been duly executed by, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of, Imation and Imation RIA, enforceable against Imation and Imation RIA, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(d)	The execution, delivery and performance of this Agreement by Imation and Imation RIA and the consummation by Imation and Imation RIA of the transactions contemplated hereby, do not and will not (i) conflict with or violate any provision of Imation’s or Imation RIA’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which Imation or Imation RIA is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which Imation or Imation RIA is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Imation or Imation RIA to perform fully on a timely basis its obligations under this Agreement.

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(e)	Neither Imation nor Imation RIA is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Imation and Imation RIA of this Agreement, other than any filings required in connection with Imation RIA’s registration with the SEC or any state securities authority as a registered investment adviser, such filings with the SEC and pursuant to state securities laws as may be required in the determination of its counsel and other than any filings that may be required under the Registration Rights Agreement (collectively, the “Required Approvals”). All Required Approvals have been obtained or effected timely, and neither Imation nor Imation RIA are aware of any facts or circumstances which might prevent Imation or Imation RIA from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Imation RIA is registered as an investment adviser to the extent required by applicable state law and the Advisers Act and shall remain so registered throughout the Term.

(f)	To the best of Imation’s and Imation RIA’s knowledge, there has not been and there is not pending any Proceeding to which Imation or Imation RIA is or was a party, or to which any of the assets of Imation or Imation RIA are or were subject and which resulted in or would reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or business of Imation or Imation RIA.

(g)	The conduct of the business of Imation RIA, its investment advisory affiliates, and the vehicles and accounts managed by Imation RIA, complies, and shall at all times comply, with applicable law, except where the failure to so comply would not reasonably be expect to have a material adverse effect on the Service Provider, Imation RIA, its investment advisory affiliates, or the vehicles or accounts managed by Imation RIA.

(h)	Each of Imation and Imation RIA shall inform the Service Provider promptly as soon as Imation or Imation RIA is notified that it has become subject to a Proceeding materially affecting (or which may, with the passage of time, materially affect) the business of Imation or Imation RIA.

(i)	Imation RIA represents, warrants and covenants that the Invested Equity shall not, and, for the duration of this Agreement, such Invested Equity will not constitute “plan assets” for the purpose of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated thereunder, without the prior written consent of the Service Provider.

(j)	Imation RIA represents, warrants and covenants that the Invested Equity shall not, and, for the duration of this Agreement, such Invested Equity will not constitute assets of an investment company registered under the U.S. Investment Company Act of 1940, as amended, without the prior written consent of the Service Provider.

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(k)	Each of Imation and Imation RIA understands that the representations, warranties, agreements, undertakings and acknowledgments made by Imation and Imation RIA in this Agreement shall be relied upon by the Service Provider for its compliance with various securities laws. If this Agreement or the Services contemplated herein gives rise to any compliance obligations for the Service Provider other than its requirement to be a registered investment adviser, each of Imation and Imation RIA shall upon reasonable request by the Service Provider cooperate with the Service Provider to address and resolve any such issues in good faith.

(l)	Each of Imation and Imation RIA shall inform the Service Provider promptly if Imation, Imation RIA or any of their respective officers becomes aware of any change in the foregoing representations, warranties and covenants, or of any material breach of this Agreement by Imation.

B. The Service Provider hereby represents, warrants and covenants to Imation and Imation RIA that:

(a)	The Service Provider is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Service Provider of this Agreement and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Service Provider. This Agreement has been duly executed by the Service Provider, and, when delivered by the Service Provider in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Service Provider, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)	The execution, delivery and performance of this Agreement by the Service Provider and the consummation by the Service Provider of the transactions contemplated hereby does not and will not (i) conflict with or violate any provision of the Service Provider’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Service Provider is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Service Provider is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Service Provider to perform its obligations thereunder.

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(c)	The Service Provider (i) has all federal, state and foreign governmental, regulatory and exchange licenses, approvals and memberships and has effected all filings and registrations with federal, state and foreign governmental and regulatory agencies required to perform its obligations under this Agreement and to at all times comply in all respects with all applicable laws, rules and regulations, and (ii) shall maintain all such registrations, licenses, approvals and memberships to the extent that the failure to so comply would have a materially adverse effect on the Service Provider’s ability to act as described herein.

(d)	To the best of the Service Provider’s knowledge, there has not been and there is not pending any Proceeding to which the Service Provider is or was a party, or to which any of the assets of the Service Provider are or were subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Service Provider.

(e)	The Service Provider shall inform Imation and Imation RIA promptly as soon as the Service Provider is notified that it has become subject to a Proceeding materially affecting (or which may, with the passage of time, materially affect) the business of the Service Provider.

(f)	The Service Provider understands that the representations, warranties, agreements, undertakings and acknowledgments made by the Service Provider in this Agreement shall be relied upon by Imation and Imation RIA for their compliance with various securities laws.

(g)	The Service Provider shall inform Imation or Imation RIA promptly if the Service Provider or any of its officers becomes aware of any change in the foregoing representations, warranties and covenants, or of any material breach of this Agreement by the Service Provider.

9.	INDEPENDENT CONTRACTOR.

For all purposes of this Agreement, the Service Provider shall be an independent contractor and not an employee or dependent agent of Imation RIA; nor shall anything herein be construed as making Imation RIA a partner or co-venturer with the Service Provider or any of its Affiliates or clients. Except as expressly provided in this Agreement, the Service Provider shall have no authority to bind, obligate or represent Imation RIA.

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10.	CONFIDENTIALITY AND DATA PROTECTION.

A.	Each Party covenants that, subject to the proviso at the end of this sentence, during the effectiveness of this Agreement and for two (2) years following the termination of this Agreement in accordance with its terms, it will (a) hold in strictest confidence non-public and proprietary information, whether written, oral or otherwise, recorded and transmitted by any means, relating to this Agreement or received by a Party from the Disclosing Party (as defined below) or its Affiliates (whether or not marked as confidential), including, without limitation, the terms hereof; trade secrets of the Disclosing Party; software of the Disclosing Party; proprietary technology of the Disclosing Party; information relating to historical and current performance, investments, processes, procedures, clients, investors, trading positions, models, financial and investment strategies, and other activities of the Disclosing Party or its Affiliates and any accounts or vehicles managed by any Disclosing Party (each, an “Account”); the terms and structure of each Account; the clients of or Accounts managed by any Disclosing Party or its Affiliates; organizational, financial, accounting, operational or other information relating to the Disclosing Party or its Affiliates or its Accounts and their respective directors, officers, members, partners, shareholders, affiliates, employees, agents, representatives or service providers; information relating to transactions hereunder considered and/or effected by either Party; the business, policies, and plans of Imation and/or the Service Provider, and any other aspects of the Parties’ performance or compensation under this Agreement (“Confidential Information”), whether received prior or subsequent to the execution of this Agreement; (b) exercise reasonable care to safeguard the confidentiality of the Confidential Information under all circumstances; (c) not disclose Confidential Information to any third party without the express written consent of the Party that initially disclosed the same (“Disclosing Party”); (d) not use the Confidential Information for any purpose other than to fulfill its obligations pursuant to this Agreement or, with respect to Imation or any of its Designated Persons (as defined below), for evaluation or investment purposes, and (e) not use the Disclosing Party’s Confidential Information to copy or reverse engineer, or attempt to derive the composition or underlying information or structure of the Disclosing Party; provided, that the restriction set forth in this clause (e) shall survive the termination of this Agreement indefinitely. Notwithstanding the foregoing, “Confidential Information” does not include any information which: (i) is in the public domain at the time of disclosure or becomes available thereafter to the public without restriction, and in either case not as a result of the act or omission of the receiving party; (ii) is rightfully obtained by the receiving party from a third party without restriction as to disclosure pursuant to applicable law or written agreement; (iii) is lawfully in the possession of the receiving party at the time of disclosure by the Disclosing Party and not otherwise subject to restriction on disclosure by written agreement; (iv) is approved for disclosure by prior written authorization of the Disclosing Party; or (v) is demonstrated by the receiving party to have been previously developed independently and separately by the receiving party without use of the Disclosing Party’s Confidential Information.

B.	Each Party agrees to restrict the disclosure of Confidential Information to its partners, directors, officers, employees, representatives, advisors or service providers that (a) “need to know” and (b) have an employment, contractual or professional duty to keep Confidential Information confidential (collectively the “Designated Persons”) and to cause the Designated Persons to hold Confidential Information in strictest confidence. Each Party shall be responsible for any breach of this Section 10 by any of its Designated Persons.

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C.	When disclosure of Confidential Information of the Disclosing Party is required by law (including legal process), governmental regulation (including, without limitation, any applicable securities exchange regulations), any self-regulatory, regulatory or taxing authority having jurisdiction over either Party, the receiving party required to disclose such Confidential Information shall, to the extent permitted by law or regulation, promptly give the Disclosing Party notice of such requirements and, to the extent reasonable under the circumstances and permitted by law or regulation, (i) consult with the Disclosing Party in advance of disclosure as to the form, nature, and purpose of such disclosure, (ii) only disclose such Confidential Information as is required to be disclosed by applicable laws, (iii) to the extent permissible, request to restrict the further disclosure of the Confidential Information required to be disclosed, and (iv) cooperate in any legal action initiated by the Disclosing Party, provided that such cooperation shall not be unduly burdensome, to seek a protective order to prevent such disclosure.

D.	Each Party shall only use the other Parties’ names, in any written materials or oral discussion (in connection with the Invested Equity or this Agreement) with the other Parties’ prior written consent, which shall not be unreasonably withheld, save for the documentation or other communications which are for the other Parties’ internal purposes only, unless required for legal or regulatory reasons, or required by the other Party’s advisors and/or service providers in order to render service to such Party.

11.	SCOPE OF LIABILITY; INDEMNIFICATION.

A.	No Clinton Indemnified Party (as defined in Section 11.C below) shall be liable, responsible or accountable in damages or otherwise to Imation or its shareholders for any action taken or failure to act on behalf of Imation within the scope of the Services to be provided by the Service Provider pursuant to this Agreement, unless such action or omission was performed or omitted fraudulently, or constituted willful misconduct or gross negligence.

B.	No Imation Indemnified Party (as defined in Section 11.D below) shall be liable, responsible or accountable in damages or otherwise to the Service Provider or its Affiliates for any action taken or failure to act pursuant to this Agreement, unless such action or omission was performed or omitted fraudulently, or constituted willful misconduct or gross negligence.

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C.	Imation will, to the maximum extent permitted under applicable law, indemnify and hold harmless the Service Provider, any Person controlling, controlled by or under common control with the Service Provider or any of its Affiliates and each of their respective members, partners, principals, managers, officers, employees, agents, consultants and the legal representatives of any of them (each, a “Clinton Indemnified Party”), from and against any loss or expense suffered or sustained by a Clinton Indemnified Party arising out of the Services and/or Capacity provided hereunder, including, without limitation, any judgment, settlement, attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened Proceeding (collectively, “Losses”), provided that such Losses did not result from the fraud, gross negligence or willful misconduct of a Clinton Indemnified Party. Clinton Indemnified Parties will be indemnified with respect to gross negligence, dishonesty or bad faith of any broker or agent of such Clinton Indemnified Party, provided that such broker or agent was selected, engaged or retained by such Clinton Indemnified Party in good faith. Imation will advance to any Clinton Indemnified Party attorneys’ fees and other costs and expenses incurred in connection with the defense of any Proceeding for which such Clinton Indemnified Party is entitled to be indemnified by Imation pursuant to this Agreement; provided, that it receive a written acknowledgement in form and substance reasonably acceptable to Imation that such Clinton Indemnified Party shall promptly repay to Imation the amount of any such advance paid to it if it shall be determined by a court order that such Clinton Indemnified Party was not entitled to be indemnified by Imation in connection with such action or proceeding. The Clinton Indemnified Parties may consult with counsel and accountants in respect of the services provided to Imation hereunder, and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they will have been selected in good faith. The foregoing provisions will survive the termination of this Agreement.

D.	The Service Provider will, to the maximum extent permitted under applicable law, indemnify and hold harmless Imation, Imation RIA, their Affiliates and each of their respective members, partners, principals, managers, officers, employees, agents, consultants and the legal representatives of any of them (each, an “Imation Indemnified Party”), from and against any Losses suffered or sustained by an Imation Indemnified Party arising out of the fraud, gross negligence or willful misconduct of a Clinton Indemnified Party. The Service Provider and/or its Affiliate(s) will advance to any Imation Indemnified Party attorneys’ fees and other costs and expenses incurred in connection with the defense of any Proceeding for which such Imation Indemnified Party is entitled to be indemnified by the Service Provider pursuant to this Agreement; provided, that they/it receive a written acknowledgement in form and substance reasonably acceptable to the Service Provider and/or its Affiliate(s) that such Imation Indemnified Party shall promptly repay to the Service Provider and/or its Affiliate(s) the amount of any such advance paid to it if it shall be determined by a court order that such Imation Indemnified Party was not entitled to be indemnified by the Service Provider in connection with such Proceeding. The Imation Indemnified Parties may consult with counsel and accountants in respect of its obligations under this Agreement, and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they will have been selected in good faith. The foregoing provisions will survive the termination of this Agreement.

E.	Notwithstanding any of the foregoing to the contrary, the provisions of this Section 11 will not be construed so as to provide for the indemnification of any Clinton Indemnified Party or any Imation Indemnified Party for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but will be construed so as to effectuate the foregoing provisions to the fullest extent permitted by law.

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12.	ENTIRE AGREEMENT; AMENDMENTS.

This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Service Provider, Imation, Imation RIA, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein. There are no representations, promises, warranties or undertakings, other than as set forth or referred to herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by Imation, Imation RIA and the Service Provider, and any amendment to this Agreement made in conformity with the provisions of this Section 12 shall be binding on the Service Provider. No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought. Neither Imation nor Imation RIA has, directly or indirectly, made any agreements with the Service Provider relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of Imation and the Imation RIA confirms that, except as set forth in the Transaction Documents, the Service Provider has not made any commitment or promise or has any other obligation to Imation or the Imation RIA. The only duties and obligations of the Parties are as specifically set forth in the Transaction Documents, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the Parties to the Transaction Documents.

13.	ASSIGNMENT.

The rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other Party hereto and any attempted assignment, transfer or delegation thereof without such consent shall be void; provided, that a Party will not unreasonably withhold consent for an assignment by a Party to its Affiliate. For purposes of this Section 13, with respect to the Service Provider, the term “assignment” shall have the meaning defined in Section 202(a)(1) of the Advisers Act.

14.	NOTICES.

Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 14 prior to 6:30 p.m. (New York City time) on a Trading Day (as defined in the Subscription Agreement), (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next Business Day delivery or (d) upon actual receipt by the Party to whom such notice is required to be given if delivered by hand, in each case properly addressed to the Party to receive the same. The address for such notices and communications shall be as follows:

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If to Imation:	Imation Corp. 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Telephone: (651) 340-8062 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com

If to Imation RIA:	North Stars Technologies LLC 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Telephone: (651) 340-8062 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com

With copies (for information purposes only) to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166-4193

Telephone: (212) 294-5336

Facsimile: (212) 294-4700

Attention: Joel L. Rubinstein, Esq.

Email: jrubinstein@winston.com

Weinberg Zareh & Geyerhahn LLP

45 Rockefeller Plaza, Suite 2000

New York, New York 10111

Attention: Seth B. Weinberg, Esq.

Email: seth@wzgllp.com

If to the Service Provider:

Clinton Group, Inc.

510 Madison Ave., 9th Floor

New York, New York 10022

Attention: George Hall

Daniel Strauss

Telephone: (212) 825-0400

Facsimile: (646) 346-5650

E-mail: geh@clinton.com

dstrauss@clinton.com

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With a copy (for information purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: David Efron, Esq.

Eleazer Klein, Esq.

Email:         david.efron@srz.com

eleazer.klein@srz.com

, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party two (2) days prior to the effectiveness of such change in accordance with this Section 14. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission, or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b), (c) or (d) above, respectively.

15.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

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16.	NO IMPLIED REPRESENTATIONS OR WARRANTIES.

The Service Provider makes no representations or warranties as to the sufficiency of the Capacity or the Services or its investment policies and procedures or their suitability for any particular purpose which Imation may have. No express or implied warranty or representation is given by the Service Provider as to the performance or profitability of any particular investments or other property forming part of, or constituting the Invested Equity or any other investments of Imation with the Service Provider. It is possible that Imation may incur losses at any time with respect to assets invested with the Service Provider. Imation makes no implied representations or warranties except for those expressly provided herein.

17.	DISCLOSURE OF CONFLICT OF INTERESTS.

Imation acknowledges that the Service Provider may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature and description with others, and Imation agrees that no additional disclosure shall be required in that regard, except as may be required by law. The Service Provider and its Affiliates and any of their respective members, partners, officers, employees shall devote so much of their time to the provision of Services hereunder as in the judgment of the Service Provider the provision of such Services shall reasonably require, and none of the Service Provider or its Affiliates shall be obligated to do or perform any act or thing in connection with this Agreement not expressly set forth herein. Nothing herein contained in this Section 17 shall be deemed to preclude the Service Provider or its Affiliates from exercising investment responsibility, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling, holding or otherwise dealing with any securities and instruments for the account of any such other business, for their own accounts, for any of their family members or for other clients. Persons associated with the Service Provider or its Affiliates have an ownership interest in Imation as well as Accounts managed by the Service Provider. Furthermore, certain Affiliates of the Service Provider may have greater financial interest in the performance of such other Accounts than the performance of the Invested Equity. Imation shall not have any right to participate in any manner in any profits or income earned or derived by or accruing to the Service Provider or any Affiliate thereof from the conduct of any business or from any transaction in securities or instruments effected by the Service Provider or such Affiliate for any Account.

18.	CONSTRUCTION.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

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19.	NO THIRD-PARTY BENEFICIARIES.

This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Clinton Indemnified Party and each Imation Indemnified Party is an intended third party beneficiary of the indemnification provisions hereof and may enforce such provisions directly against the Parties with obligations thereunder.

20.	GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

CLINTON GROUP, INC. By: Name: George Hall Title: Chief Executive Officer

IMATION CORP. By: Name: Title:

NORTH STARS TECHNOLOGIES LLC By: Name: Title:

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [●], 2017, by and between Imation Corp., a Delaware corporation with offices located at 1099 Helmo Avenue N, Suite 250, Oakdale, Minnesota 55128 (the "Company"), and Clinton Group, Inc., a Delaware corporation (the "Subscriber").

RECITALS

A.           In connection with the Subscription Agreement by and among the parties hereto, dated as of November 22, 2016 (the "Subscription Date") (as amended from time to time. the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Subscriber (i) on the Initial Closing Date (as defined below), 12,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the Subscription Date) upon the consummation of the Capacity (as defined below) (the "Initial Capacity Shares") and (ii) on the Subsequent Closing Date (as defined below), if any, an additional 2,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the Subscription Date) upon the consummation of the Capacity Expansion (the "Subsequent Capacity Shares").

B.           In accordance with the terms of the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1.            Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)          "Additional Effective Date" means the date the Additional Registration Statement is declared effective by the SEC.

(b)          "Additional Effectiveness Deadline" means the date which is the earlier of (x) sixty (60) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Additional Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Additional Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

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(c)          "Additional Filing Date" means the date on which the Additional Registration Statement is filed with the SEC.

(d)          "Additional Filing Deadline" means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date, the Subsequent Effective Date or the most recent Additional Effective Date, as applicable.

(e)          "Additional Registrable Securities" means, (i) any Cutback Shares not previously included on a Registration Statement, and (ii) any capital stock of the Company issued or issuable with respect to the Capacity Shares or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(f)           "Additional Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale any Additional Registrable Securities.

(g)          "Additional Required Registration Amount" means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(g).

(h)          "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(i)           "Capacity" has the meaning as set forth in the Capacity and Services Agreement.

(j)           "Capacity and Services Agreement" shall have the meaning set forth in the Subscription Agreement.

(k)          "Capacity Expansion" has the meaning as set forth in the Capacity and Services Agreement.

(l)           "Capacity Shares" means the Initial Capacity Shares and/or the Subsequent Capacity Shares, as applicable.

(m)         "Cutback Shares" means any of the Initial Required Registration Amount, the Subsequent Required Registration Amount or the Additional Required Registration Amount of Registrable Securities not included in any Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415. The number of Cutback Shares shall be allocated pro rata among the Investors.

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(n)          "effective" and "effectiveness" refer to a Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

(o)          "Effective Date" means the Initial Effective Date, the Subsequent Effective Date and the Additional Effective Date, as applicable.

(p)          "Effectiveness Deadline" means the Initial Effectiveness Deadline, the Subsequent Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(q)          "Eligible Market" means the Principal Market, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The NYSE MKT LLC or any OTC listing or quotation.

(r)           "Filing Deadline" means the Initial Filing Deadline, the Subsequent Filing Deadline and the Additional Filing Deadline, as applicable.

(s)          "Initial Closing Date" shall have the meaning set forth in the Subscription Agreement.

(t)           "Initial Effective Date" means the date that the Initial Registration Statement has been declared effective by the SEC.

(u)          "Initial Effectiveness Deadline" means the date which is the earlier of (x) the third (3rd) year anniversary of the Initial Closing Date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(v)          "Initial Filing Date" means the date on which the Initial Registration Statement is filed with the SEC.

(w)         "Initial Filing Deadline" means the date which one hundred fifty (150) calendar days immediately preceding the date that is the third (3rd) year anniversary of the Initial Closing Date.

(x)          "Initial Registrable Securities" means (i) the Initial Capacity Shares issued and (ii) any capital stock of the Company issued or issuable with respect to the Initial Capacity Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

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(y)          "Initial Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale of Initial Registrable Securities.

(z)          "Initial Required Registration Amount" means the number of Initial Capacity Shares issued on the Initial Closing Date, subject to adjustment as provided in Section 2(g).

(aa)        "Investor" means the Subscriber or any transferee or assignee thereof to whom the Subscriber assigns its rights in accordance with this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(bb)       "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(cc)        "Principal Market" means The New York Stock Exchange.

(dd)       "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(ee)        "Registrable Securities" means the Initial Registrable Securities, the Subsequent Registrable Securities and the Additional Registrable Securities; provided that Registrable Securities shall not include any securities that (i) have been sold either pursuant to a registration statement or Rule 144, (ii) have been sold or otherwise transferred in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement, or (iii) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any similar provisions then in force under the 1933 Act).

(ff)         "Registration Statement" means the Initial Registration Statement, the Subsequent Registration Statement and the Additional Registration Statement, as applicable.

(gg)        "Required Holders" means the holders of at least a majority of the Registrable Securities then outstanding and shall include the Subscriber so long as the Subscriber or any of its affiliates holds any Registrable Securities.

(hh)       "Required Registration Amount" means the Initial Required Registration Amount, the Subsequent Required Registration Amount or the Additional Required Registration Amount, as applicable.

(ii)          "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

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(jj)          "SEC" means the United States Securities and Exchange Commission.

(kk)        "Subsequent Closing Date" shall have the meaning set forth in the Subscription Agreement.

(ll)          "Subsequent Effective Date" means the date that the Subsequent Registration Statement has been declared effective by the SEC.

(mm)      "Subsequent Effectiveness Deadline" means the date which is the earlier of (x) the third (3rd) year anniversary of the Subsequent Closing Date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Subsequent Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Subsequent Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(nn)       "Subsequent Filing Date" means the date on which the Subsequent Registration Statement is filed with the SEC.

(oo)       "Subsequent Filing Deadline" means the date which is one hundred fifty (150) calendar days immediately preceding the date that is the third (3rd) year anniversary of the Subsequent Closing Date.

(pp)       "Subsequent Registrable Securities" means (i) the Subsequent Capacity Shares issued and (ii) any capital stock of the Company issued or issuable with respect to the Subsequent Capacity Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(qq)       "Subsequent Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Subsequent Registrable Securities, which may be in the form of a pre-effective amendment to the Initial Registration Statement.

(rr)         "Subsequent Required Registration Amount" means the number of Subsequent Capacity Shares issued on the Subsequent Closing Date, subject to adjustment as provided in Section 2(g).

(ss)        "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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(tt)         "Transaction Documents" shall have the meaning set forth in the Subscription Agreement.

2.            Registration.

(a)          Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g). The Initial Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Plan of Distribution" and "Selling Stockholders" sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

(b)          Subsequent Mandatory Registration. If Subsequent Capacity Shares have been issued pursuant to the terms of the Capacity and Services Agreement and the Subscription Agreement, then the Company shall prepare, and, as soon as practicable but in no event later than the Subsequent Filing Deadline, file with the SEC the Subsequent Registration Statement on Form S-3 covering the resale of all of the Subsequent Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f). The Subsequent Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Subsequent Required Registration Amount determined as of the date the Subsequent Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g). The Subsequent Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Plan of Distribution" and "Selling Stockholders" sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Subsequent Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Subsequent Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Subsequent Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Subsequent Registration Statement.

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(c)          Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g). Each Additional Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Plan of Distribution" and "Selling Stockholders" sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Additional Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

(d)          Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(e)          Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

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(f)          Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as reasonably practicable after such form is available, provided that the Company shall use reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(g)          Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a), Section 2(b) or Section 2(c) is insufficient to cover the Required Registration Amount of Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(d), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than twenty (20) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the applicable Required Registration Amount of Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90.

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(h)          Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a "Filing Failure") or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline, (an "Effectiveness Failure") or (ii) on any day after the applicable Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by an Eligible Market as a result of the Company’s failure to meet applicable listing requirements, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a failure to register a sufficient number of shares of Common Stock (other than as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415) or a failure to maintain the listing of the Common Stock) (a "Maintenance Failure") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance or the additional obligation of the Company to register any Cutback Shares), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Market Value (as such term is defined in the Subscription Agreement) of such Investor's Registrable Securities whether or not included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (in each case, pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (in each case, pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on the thirtieth day after the initial date of a Maintenance Failure and every thirtieth day thereafter (in each case, pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(h) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Notwithstanding anything to the contrary herein or in the Subscription Agreement, in no event shall (i) Registration Delay Payments be payable for any period after the expiration of the Registration Period, (ii) the aggregate amount of Registration Delay Payments to an Investor exceed, in the aggregate, ten percent (10%) of the aggregate Market Value of such Investor's Registrable Securities on the applicable Closing Date and (ii) the Company be obligated to make both Public Information Failure Payments (as defined in the Subscription Agreement) and Registration Delay Payments in respect of the same securities and for any same period of time in which a failure giving rise to such payments is deemed to have occurred.

3.            Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b), 2(c), 2(f) or 2(g), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)          The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall use reasonable best efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement or (iii) the date no Registrable Securities are outstanding (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in light of the circumstances in which they were made) not misleading. The term "reasonable best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective. The Company shall include the Legal Counsel on all substantive communications with respect to, and to receive all drafts of the Registration Statement and any amendments and supplements thereto to be filed with the SEC.

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(b)          The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the expiration of the Registration Period. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall, if permissible under applicable securities laws, have incorporated such report by reference into such Registration Statement, provided, that if the foregoing is not permitted by applicable securities laws, the Company shall file such amendments or supplements with the SEC as soon as practicable after the day the Company files the 1934 Act report which created the requirement for the Company to amend or supplement such Registration Statement.

(c)          The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least four (4) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for amendments and supplements filed solely to include information contained in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge upon written request (including by email), (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

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(d)          The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, to the extent requested by an Investor, (i) promptly after the same is filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies (or such other number of copies as Legal Counsel or such Investor may reasonably request) of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e)          The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to taxation in any such jurisdiction, or (z) file a consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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(f)          The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event but in any event on the same Trading Day as becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g)          The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction. If such an order or suspension is issued, the Company shall use reasonable best efforts to obtain the withdrawal of such order or suspension as promptly as practicable and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)          If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i)          If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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(j)          The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) the Company determines in good faith that disclosure of such information is necessary to comply with federal or state securities laws, (ii) the Company determines in good faith that the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)          The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if the Company is unsuccessful in satisfying clause (i), secure the inclusion for quotation of all of the Registrable Securities on another Eligible Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses (other than the fees of Legal Counsel) in connection with satisfying its obligation under this Section 3(k).

(l)          The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

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(m)          If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(n)          The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o)          The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the applicable Effective Date of a Registration Statement.

(p)          The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)          Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r)          Notwithstanding anything to the contrary herein, the Company (i) may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in accordance with advice of counsel to the Company, not otherwise required and may postpone effecting a registration or (ii) may suspend the use of a Registration Statement for periods coinciding with any "blackout" period under the Company's insider trading policy (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information or the "blackout" period giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (180) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, subject to applicable securities laws, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Subscription Agreement in connection with any sale of Registrable Securities pursuant to an effective Registration Statement with respect to which an Investor has entered into a contract for sale, prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

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(s)          Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the "Plan of Distribution" section attached hereto as Exhibit B in the Registration Statement.

4.            Obligations of the Investors.

(a)          At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that: (i) such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and (ii) such Investor shall execute such documents in connection with such registration as the Company may reasonably request.

(b)          Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

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(c)          Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything in this Agreement to the contrary, subject to applicable securities laws, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Subscription Agreement in connection with any sale of Registrable Securities pursuant to an effective Registration Statement with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d)          Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e)          In connection with any underwritten public offering by the Company for its own account or the account of a security holder or holders, each Investor agrees to execute a market standoff agreement with the underwriters for such offering in customary form covering all Registrable Securities held by such Investor, provided that all executive officers and directors of the Company and all other holders of at least 5% of the Company’s voting securities enter into similar agreements requiring each Investor to be treated no less favorably than any other party to such an agreement as to any releases or modifications. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4(e) and shall have the right and power to enforce the provisions of this Section 4(e) as though they were a party hereto.

5.            Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000 for each such registration, filing or qualification.

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6.            Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)          To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its representatives for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to reimburse the Investors for the expenses of more than one counsel to all Investors.

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(b)          In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor shall promptly reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c)          Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which: (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation or (ii) includes any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)          The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)          The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.            Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.            Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required under the applicable provisions of Rule 144; and

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(c)          furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.            Assignment of Registration Rights.

The rights under this Agreement shall be assignable (but only with all related obligations) by the Subscriber to any transferee of all or any portion of the Subscriber's Registrable Securities if: (i) the Subscriber agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the securities held by the transferee or assignee constitute Registrable Securities; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) the Subscriber demonstrates to the Company's reasonable satisfaction that such transfer has been made in accordance with the applicable requirements of the Subscription Agreement. Upon the Company's receipt of the documents referenced in (i), (ii) and (iv) above, the transferee shall thereafter be deemed to be an "Investor." Except for any assignment in accordance with this Section 9, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

10.          Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities, unless all such holders agree in writing. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11.          Miscellaneous.

(a)          A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

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(b)          Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next Business Day delivery or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows:

If to the Company:

Imation Corp.

1099 Helmo Avenue N, Suite 250

Oakdale, Minnesota 55128

Telephone: 651-340-8062

Attention: Tavis Morello, General Counsel

Email: tmorello@imation.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

(212) 294-5400

Telephone:	(212) 294-5336
Facsimile:	(212) 294-4700
Attention:	Joel L. Rubinstein, Esq.
Email:	jrubinstein@winston.com

If to the Transfer Agent:

Wells Fargo Shareowner Services

1110 Centre Pointe Curve Suite 101

Mendota Heights MN 55120

MAC N9173-010

Telephone: 1-855-217-6361
Attention: Lindsey Fischer

Email: wfssrelationshipmanagement@wellsfargo.com

21

If the Subscriber:

Clinton Group, Inc.

510 Madison Ave., 9th Floor

New York, New York 10022

Telephone:	(212) 825-0400
Facsimile:	(646) 346-5650
Attention:	George Hall
Daniel Strauss
E-mail:	geh@clinton.com
dstrauss@clinton.com

With a copy (for informational purposes only) to Legal Counsel (see below)

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer Klein, Esq.
Email:	eleazer.klein@srz.com

, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party two (2) days prior to the effectiveness of such change in accordance with this Section 11(b). Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b), (c) or (d) above, respectively.

(c)          In addition to being entitled to exercise all rights provided herein, in any of the other Transaction Documents or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement or in any of the other Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or such other Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

22

(d)          All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)          If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)          This Agreement, the other Transaction Documents and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

23

(g)          Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.

(h)          The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(i)          This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

(j)          Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l)          This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Person and Indemnified Party is an intended third party beneficiary of Section 6 and may enforce the provisions of such Section directly against the parties with obligations thereunder.

(m)          The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

24

(n)          To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to any of the other Transaction Documents or the Investors enforce or exercise their respective rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

* * * * * *

[Signature Page Follows]

25

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

IMATION CORP.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

CLINTON GROUP, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Wells Fargo Shareowner Services

1110 Centre Pointe Curve Suite 101

Mendota Heights MN 55120

MAC N9173-010

Telephone: 1-855-217-6361
Attention: Lindsey Fischer

Email: wfssrelationshipmanagement@wellsfargo.com

Re:	Imation Corp.

Ladies and Gentlemen:

Reference is made that certain Subscription Agreement, dated as of November 22, 2016 (the "Subscription Agreement"), entered into by and among Imation Corp., a Delaware corporation (the "Company") and the subscriber named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders shares (the "Capacity Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). Pursuant to the Subscription Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Capacity Shares under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 201_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[ISSUER'S COUNSEL]

By:

CC:	[LIST NAMES OF HOLDERS]

A-1

EXHIBIT B

SELLING STOCKHOLDER

The common stock being offered by the selling stockholder are those previously issued to the selling stockholder. For additional information regarding the issuances of those shares of common stock, see "Private Placement of Common Shares " above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. The selling stockholder has not had any material relationship with us within the past three years, except for (i) the ownership of the shares of common stock, (ii) the entry into the Capacity and Services Agreement, (iii) the fact that Mr. Joseph A. DePerio, an employee of the Selling Stockholder, serves as a member of our board of directors and (iv) the fact that the selling stockholder manages $35 million of our excess cash for investment in Clinton Lighthouse Equities Strategy Fund (Offshore), a fund managed by the selling stockholder.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock, as of ________, 201_.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of at least the maximum number of shares of common stock issued as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Annex I-1

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

Clinton Group, Inc. (1)			0

(1) George Hall, as the President of Clinton Group, Inc. ("CGI"), is deemed to have voting power and dispositive power with respect to all shares as to which CGI has voting power or dispositive power. Accordingly, CGI and Mr. Hall are deemed to have shared voting and shared dispositive power with respect to all of the Company's securities beneficially owned by CGI. Mr. Hall disclaim beneficial ownership of any and all such securities in excess of his actual pecuniary interest therein.

Annex I-2

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

Annex I-3

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Annex I-4

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Annex I-5

EXHIBIT C

Form of Officer’s Certificate

IMATION CORP.

OFFICER'S CERTIFICATE

The undersigned Chief Executive Officer of Imation Corp., a Delaware corporation (the "Company"), hereby represents, warrants and certifies to the Subscriber, pursuant to Section [5.1(a)(i)] [5.2(a)(i)] of the Subscription Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3.1 of the Subscription Agreement, dated as of November 22, 2016, by and between the Company and the Subscriber (the "Subscription Agreement") and in Section 8 of the Capacity and Services Agreement, are true and correct in all respects as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.	The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of _________, 201_.

Name:
Title: Chief Executive Officer

EXHIBIT D

Form of Opinion of Company Counsel

EXHIBIT E

Form of Secretary’s Certificate

IMATION CORP.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Imation Corp., a Delaware corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Subscription Agreement, dated as of November 22, 2016, by and among the Company and the Subscriber (the "Subscription Agreement"), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Subscription Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the unanimous written consent of the Board of Directors of the Company, dated November __, 2016. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Restated Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Restated Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Subscription Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this __ day of ___________ __ 201_.

[Name]
Secretary

I, [Name], [Title], hereby certify that [Name] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

[Name]
[Title]

EXHIBIT A

Resolutions

EXHIBIT B

Restated Certificate of Incorporation

EXHIBIT C

Bylaws